Putnam Investors Fund, January 31, 2006, semiannual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended January 31, 2006, Putnam Management
has assumed $35,572 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A	22,430
		Class B	3,481
		Class C	175

72DD2		Class M	257
		Class R	3
		Class Y	7,710

73A1		Class A	0.140
		Class B	0.040
		Class C	0.044

74A2		Class M	0.072
		Class R	0.149
		Class Y	0.174

74U1		Class A	158,921
		Class B	83,690
		Class C	4,062

74U2		Class M	3,420
		Class R	28
		Class Y	46,264

74V1		Class A	13.97
		Class B	12.85
		Class C	13.55

74V2		Class M	13.38
		Class R	13.88
		Class Y	14.14

85B Additional Information About Errors and Omissions Policy
Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.